POWER OF ATTORNEY


	1.	Designation of Attorneys-in-Fact.  The undersigned, hereby designates each of Robert E. Bies, Jonathan A. Flatow, Donald Panos, Gary J. Kocher and Devin W.
Stockfish, individuals with full power of substitution, as my attorney-in-fact to act for me and in my name, place and stead, and on my behalf in connection with the matters set forth in Item 2 below.

	2.	Powers of Attorney-in-Fact.  Each attorney-in-fact, as fiduciary, shall have the authority to sign all such U.S. Securities and Exchange Commission ("SEC")
reports, forms and other filings, with prior notice to the undersigned, specifically including but not limited to Forms 3, 4, 5 and 144, as such attorney-in-fact deems necessary or desirable in connection with the satisfaction of my reporting obligations under the rules and regulations of the
SEC.

	3.	Effectiveness.  This power of attorney shall become effective upon the execution of this document.

	4.	Duration.  This power of attorney shall remain in effect until revoked by
me.  This power of attorney shall not be affected by disability of the principal.

	5.	Revocation.  This power of attorney may be revoked in writing at any time by my giving written notice to the attorney-in-fact.  If this power of attorney has been recorded, the written notice of revocation shall also be recorded.

	Date:  July 21, 2006.


	_/s/ Daniel Keller__________
	  Daniel Keller

STATE OF BAVARIA

COUNTY OF _MUNICH__

	SIGNED OR ATTESTED before me on 7/21/06 by Daniel Keller_.

			__Dr. Thomas Engel_______
			Signature of Notary Public
			__Dr. Thomas Engel_______
(SEAL)		Typed Name of Notary Public
			Residing at:_Munich_
			My commission expires:_on death__